EXHIBIT 21


                              LIST OF SUBSIDIARIES
                              --------------------

The following table sets forth all directly and indirectly owned subsidiaries of OMI and the jurisdiction of incorporation or organization of each subsidiary:

                                               Jurisdiction of
                                               Incorporation
Company                                       or Organization          % Owned
-------                                       ---------------          -------
Argus Port and Lightering Services Ltd.           Liberia                100%
Colorado Shipping Ltd.                            Liberia                100%
Darien Shipping Ltd.                              Liberia                100%
Limar Shipping Ltd.                               Liberia                100%
Loire Transport, Inc.                             Liberia                100%
Navassure Ltd.                                    Bermuda                100%
Nile Transport, Inc.                              Liberia                100%
Ogden Marine T-5, Inc.                            Delaware               100%
OMI Avon Transport, Inc.                          Liberia                100%
OMI Bulk Transport, Inc.                          Delaware               100%
OMI Challenger Transport, Inc.                    Delaware               100%
OMI Champion Transport, Inc.                      Delaware               100%
Omichem Transport, Inc.                           Delaware               100%
OMI Clover Transport, Inc.                        Delaware               100%
OMI Courier Transport, Inc.                       New York               100%
OMI of Delaware, Inc.                             Delaware               100%
OMI Environmental Ventures, Inc.                  Delaware               100%
OMI Hudson Transport, Inc.                        Delaware               100%
OMI Investments, Inc.                             Delaware               100%
OMI Leader Transport, Inc.                        New York               100%
OMI Missouri Transport, Inc.                      Delaware               100%
OMI Oriole Transport,Inc.                         Delaware               100%
OMI Patriot Transport, Inc.                       Delaware               100%
OMI Promise Transport, Inc.                       Liberia                100%
OMI Rover Transport, Inc.                         Delaware               100%
OMI Ship Management, Inc.                         Delaware               100%
OMI State, Inc.                                   Washington             100%
OMI Trent Transport, Inc                          Liberia                100%
OMI (U.K.) Ltd.                                   Liberia                100%
OMI Willamette Transport, Inc.                    Delaware               100%
Rio Grande Transport, Inc.                        Liberia                100%
Rowayton Shipping Ltd.                            Liberia                100%
Saugatuck Shipping Ltd.                           Liberia                100%
Saybrook Shipping Ltd.                            Liberia                100%
Sokolica Transport, Inc.                          Liberia                100%
UBC Chartering  Ltd.                              Liberia                100%
Universal Bulk Carriers, Inc.                     Liberia                100%
Volga Transport, Inc.                             Liberia                100%



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                                                   Jurisdiction of
                                                    Incorporation
Company                                            or Organization    % Owned
------                                             ---------------    --------
OMI Petrolink Corp.  (1)                               Delaware          80%

     (1) The following companies are 100% owned by OMI Petrolink Corp.:

         Harlink Corp.                                 Delaware         100%
         Kenedy Corp.                                  Delaware         100%
         Nuelink Corp.                                 Delaware         100%
         Ogden Marine Indonesia, Inc.                  Delaware         100%
         OMI Offshore Marine Services, Inc.            Delaware         100%
         Potomac Transport, Inc.                       Delaware         100%

THE FOLLOWING TABLE SETS FORTH A LIST OF COMPANIES IN WHICH OMI DIRECTLY OR INDIRECTLY HAS A 50% OR LESS OWNERSHIP:

Grandteam Ship Management Ltd.                         Hong Kong         50%
Ocean Specialty Tankers Corp.                          Delaware          50%
Vanomi Management, Inc.                                Liberia           50%

Geraldton Navigation Company Inc. (1)                  Panama          49.9%
Mosaic Alliance Corp. (2)                              Liberia         49.9%

Amazon Transport, Inc.                                 Liberia           49%
Mendala Transport, Inc.                                Liberia           49%
White Sea Holdings Ltd. (3)                            Liberia           49%
Wilomi, Inc. (4)                                       Liberia           49%

Gainwell Investments Ltd.                              British           25%
                                                       Virgin Islands

     (1) The following companies are 100% owned by Geraldton Navigation Co.
Inc.:

         Geraldton Navigation Company Pte. Ltd.        Singapore        100%
         Hayes Navigation Company Pte. Ltd.            Singapore        100%

     (2) The following companies are 100% owned by Mosaic Alliance Corp.:

         AVAC Limited                                  Liberia          100%
         Bunbury Navigation Co., Inc.                  Panama           100%
         FLT Ltd.                                      Liberia          100%
         MacKenzie Navigation Co. Pte. Ltd.            Singapore        100%
         Romeo Navigation Co., Inc.                    Panama           100%
         Sheffield Navigation Co., Inc.                Panama           100%
         Tulsa Navigation Co. Pte. Ltd.                Singapore        100%




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     (3) The following company is 100% owned by White Sea Holdings Ltd.:

     White Sea Corp.

     (4) The following companies are 100% owned by Wilomi, Inc.:

         Ease Shipping, Inc.                           Liberia          100%
         Gladiator Maritime Limited                    Liberia          100%
         Loretta Shipping, Inc.                        Liberia          100%
         Mendala II Transport, Inc.                    Liberia          100%
         Mendala III Transport, Inc.                   Liberia          100%
         Parallel Maritime, Inc.                       Liberia          100%